WRITTEN CONSENT IN LIEU OF COMBINED
                  SPECIAL MEETING OF DIRECTORS AND SHAREHOLDERS

The Undersigned, being all of the currently serving directors. the holders of a majority of the authorized, issued and outstanding voting capital stock of National Rehab Properties, Inc. (the "Corporation"). A corporation organized and operating under the Nevada General Corporation Act, Chapter 78, Nevada Revised Statutes ("Act"), pursuant to the permissive provisions thereof and in compliance with the requirements of the Corporation's Articles of Incorporation and Bylaws, hereby take the following actions and adopt the following resolutions:

                                 WITNESSETH:

RESOLVED, that the Corporation is hereby authorized to amend its Articles of Incorporation to authorize the creation of a new class of stock known as Class A common stock. The Corporation is authorized to issue 2,000,000 shares of .000l par value Class A Common Stock. Each share of C shall be entitled to 20 votes for each share held, however, shall not be convertible into the Corporation's common stock at any time; and

RESOLVED, that the Corporation is hereby authorized to issue l,000,000 shares of Class A Common Stock to Christopher Astrom, the Corporation's vice-president for four years of past compensation. Mr. Astrom shall pay $.0001 per share with the understanding that the shares may never be traded or converted into common stock. Such Class A shares may be transferred only to family member.

DONE,  effective  this  17th  day  of  June,  1999.

Signed,  Sealed  and  Delivered
In  Our  Presence                         Directors:

                              By:  s/s  Richard  Astrom,  Director
                              By:  s/s  Christopher  Astrom,  Director

                                   Shareholders:

                              By:  s/s  Richard  Astrom,  Shareholder
                              By:  s/s  Pamela  Astrom,  Shareholder
                              By:  s/s  Christopher  Astrom,  Shareholder
                              By:  s/s  Mark  Astrom,  Shareholder
                              By:  s/s  Rebecca  Astrom,  Shareholder
                              By:  s/s  Adam  Barnett,  Shareholder
                              By:  s/s  Christopher  Astrom,  Shareholder
                              By:  s/s  Growth  International,  LTD, Shareholder
                              By:  s/s